Exhibit 99.1
151 S. El Camino Dr.
Beverly Hills, CA 90212
www.kennedywilson.com
NEWS RELEASE
KENNEDY WILSON ANNOUNCES RETIREMENT OF MARY RICKS AS PRESIDENT AND TRANSITION PLAN
Matt Windisch appointed President; Will work alongside veteran management team with decades of experience driving growth together at Kennedy Wilson
BEVERLY HILLS, Calif. (September 14, 2023) – Global real estate investment company Kennedy Wilson (NYSE: KW) today announced that after 33 years of dedicated service, Mary Ricks has decided to retire as President of Kennedy Wilson and as Director on the company’s Board. Mary will serve as a consultant to Kennedy Wilson to aid in the transition.
“As my trusted partner and dear friend, Mary has made a significant impact on me personally and has been instrumental in growing our company from an entrepreneurial start-up into a global real estate leader,” said Kennedy Wilson Chairman and CEO William McMorrow. “I am grateful to have had the opportunity to work side-by-side with Mary over the last three decades. She is a fearless leader with a team-first attitude, and we will miss her greatly.”
“Leading the teams at Kennedy Wilson, both in the U.S. and Europe, has been a remarkable journey and a true honor," said Mary Ricks. "Launching the EU business, assembling a stellar team there, taking it public, and then having the privilege to serve as KW Europe's President and CEO are among the milestones I'm proud to have achieved. The establishment of multiple investment platforms with strategic partners in Irish PRS, UK/Irish Logistics and the value add space stands as a testament to our team’s collective efforts. I'm especially proud to have spearheaded initiatives like KWW - Kennedy Wilson Women, championing Diversity, Equity, and Inclusion. More than anything, it's the deep relationships forged over decades that I cherish the most and am immensely grateful for. I am very grateful to Bill for the opportunity and for our friendship and partnership over these many years.”
Concurrently, former Executive Vice President Matt Windisch was promoted to President of Kennedy Wilson. Matt Windisch joined the company 17 years ago and has spearheaded strategic planning, public markets activities, and overseen Kennedy Wilson’s expanding credit business, which has grown to $7 billion in total gross commitments, including future fundings and deals under contract. Matt has helped raise over $15 billion for the company and its various platforms, and he will continue to maintain many of the company’s key investor and banking relationships as his responsibilities expand to overseeing the commercial investment team and third-party capital raising.
Former Head of UK Mike Pegler, who has been with Kennedy Wilson for nearly a decade, will also assume a new role as President of Kennedy Wilson Europe.
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“Our senior management team has been working and investing together for nearly 20 years and we have successfully grown the company from approximately $6 billion to $25 billion in assets under management since going public in 2009,” said William McMorrow. “I am extremely confident in the strength of leadership across all areas of our business, and the depth of our collective expertise. Our team is energized about the next chapter at Kennedy Wilson and focused on tackling the new opportunities we expect will arise in the near term.”
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company. The company owns, operates, and invests in real estate through the balance sheet and through an investment management platform across the Western United States, United Kingdom, and Ireland. Kennedy Wilson primarily focuses on multifamily and office properties as well as industrial and debt investments in the investment management business. For more information on Kennedy Wilson, please visit: www.kennedywilson.com.

KW-IR
Special Note Regarding Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are estimates that reflect our management’s current expectations, are based on our current estimates, expectations, forecasts, projections and assumptions that may prove to be inaccurate and involve known and unknown risks. Accordingly, our actual results, performance or achievement, or industry results, may differ materially and adversely from the results, performance or achievement, or industry results, expressed or implied by these forward-looking statements, including for reasons that are beyond our control.  Some of the forward-looking statements may be identified by words like “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “indicates”, “could”, “may” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. We assume no duty to update the forward-looking statements, except as may be required by law.
Contact:    Investors
        Daven Bhavsar, CFA
        Vice President of Investor Relations
        +1 (310) 887-3431
        dbhavsar@kennedywilson.com

        Media
        Emily Heidt
        Vice President, Communications
        +1 (310) 887-3499
        eheidt@kennedywilson.com

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